DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A




Series                                        Date Made Party To Agreement
------                                        -----------------------------


Neuberger & Berman Focus Assets                   February 12, 1996


Neuberger & Berman Guardian Assets                February 12, 1996


Neuberger & Berman Manhattan Assets               February 12, 1996


Neuberger & Berman Partners Assets                February 12, 1996


Neuberger & Berman Genesis Assets                 March 31, 1997